REAFFIRMATION OF GUARANTEE

                                 August 11, 2000


Congress Financial Corporation (Central)
150 South Wacker Drive, Suite 2200
Chicago, Illinois  60606

      Re: Guarantee

      Please refer to (1) the Loan and Security Agreement, dated as of January 20, 2000 (as amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement), among Congress Financial Corporation (Central) (the "Lender"), and TearDrop Golf Company (the "Borrower") and (2) the Limited Guarantee dated January 20, 2000 (the "Guarantee"), by the undersigned in favor of Lender. Pursuant to that certain Amendment No. 1 and to Loan and Security Agreement dated as of the date hereof among Lender and Borrower (the "Amendment"), Lender has agreed to make certain amendments to the Loan Agreement in accordance with the terms thereof.

      The undersigned hereby (i) acknowledges receipt of the Amendment, (ii) acknowledges and reaffirms all of its obligations and undertakings under the Guarantee and (iii) acknowledges and agrees that subsequent to, and taking into account all of the terms and conditions of the Amendment, the Guarantee is and shall remain in full force and effect in accordance with the terms thereof.


                                 RUDY A. SLUCKER

                                 By:
                                    -----------------------------------------